                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

            Filed by the Registrant [X]
            Filed by a party other than the Registrant [ ]
            Check the appropriate box:
      [ ]   Preliminary Proxy Statement   [ ] Confidential, For Use of the Com-
                                              mission Only (as permitted by Rule
                                              14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Rule
            14a-11(c) or Rule 14a-12

                         CELTRIX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          CELTRIX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]    No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5)    Total fee paid:

--------------------------------------------------------------------------------
      [ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

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      (2)    Form, Schedule or Registration Statement no.:

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      (3)    Filing Party:

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      (4)    Date Filed:

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

                          CELTRIX PHARMACEUTICALS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 10, 1998

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California, on Thursday, September 10, 1998, at 10:00 a.m. local time, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To approve amendments to the 1991 Directors' Stock Option Plan to increase the number of shares which are automatically granted to non-employee directors (both initially and in subsequent grants) and to amend the timing and vesting of such options.

         3. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to a total of 500,000 shares.

         4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

         5. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on July 24, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

                           FOR THE BOARD OF DIRECTORS

                           CRAIG W. JOHNSON, Secretary

Santa Clara, California
July 29, 1998

                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the envelope provided.

                          CELTRIX PHARMACEUTICALS, INC.

                                ----------------

                         PROXY STATEMENT FOR 1998 ANNUAL
                             MEETING OF STOCKHOLDERS


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Celtrix Pharmaceuticals, Inc. ("Celtrix" or the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders scheduled to be held September 10, 1998, at 10:00 a.m. local time, or at any adjournment(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California 95054-1815. The Company's telephone number at that location is (408) 988-2500.

         These proxy solicitation materials were mailed on or about August 7, 1998 to all stockholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than four candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendments to the 1991 Directors' Stock Option Plan, for approval of the amendments to the 1991 Employee Stock Purchase Plan, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

         The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally, by telephone, electronic mail or facsimile.

RECORD DATE AND SHARE OWNERSHIP

         Only stockholders of record at the close of business on July 24, 1998 are entitled to notice of and to vote at the meeting. As of July 24, 1998, 21,061,053 shares of the Company's Common Stock, $.01 par value per share, were issued and outstanding.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

         At the Annual Meeting, four directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at such meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. Assuming a quorum is present, the four nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The nominees' names and ages as of July 24, 1998, and certain information about them are set forth below:

                                                                                                        Director
           Name of Nominee                      Age              Principal Occupation                    Since
           ---------------                      ---              --------------------                    -----

Henry E. Blair............................      54     Chairman and Chief Executive Officer of Dyax       1995
                                                       Corporation; Co-Founder and Consultant,
                                                       Genzyme Corporation and Director of the
                                                       Company

Barry M. Sherman, M.D.....................      57     President and Chief Executive Officer of           1997
                                                       Anergen, Inc. and Director of the Company

Andreas Sommer, Ph.D......................      56     Chief Executive Officer, President and             1994
                                                       Director of the Company

James E. Thomas...........................      38     Chairman of the Board of Directors of the          1993
                                                       Company; Managing Director of E.M. Warburg,
                                                       Pincus & Co., Inc.

         Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There are no family relationships among the directors or executive officers of the Company.

         Mr. Blair has served as a director of Celtrix since January 1995. He currently serves as Chairman and Chief Executive Officer of Dyax Corp. Mr. Blair co-founded Genzyme Corporation in 1981 and served as the company's Senior Vice President for Manufacturing,

Research and Development until 1988. He continues to serve on Genzyme's Board of Directors and as a consultant. Mr. Blair has founded and guided a variety of other biotechnology companies since Genzyme's inception, such as Biotage Incorporated, GelTex Pharmaceuticals and Biocode, Inc. He is also a director of Genzyme Transgenic Corporation.

         Dr. Sherman was elected to the Board of Directors of Celtrix in December 1997. He currently serves as President and Chief Executive Officer and a director of Anergen, Inc., and has been a Clinical Professor of Internal Medicine at Stanford University since 1986. Previously, Dr. Sherman served as Senior Vice President and Chief Medical Officer at Genentech, Inc. until March 1996. He is also a director of Chrysalis, Inc.

         Dr. Sommer was appointed Chief Executive Officer and President of Celtrix in April 1995 and has served as a director of Celtrix since May 1994. Previously, Dr. Sommer served as Senior Vice President of Celtrix since July 1993 and as Vice President, Research of Celtrix since 1992, following the Company's merger with BioGrowth, Inc. ("BioGrowth"). From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth.

         Mr. Thomas was elected Chairman of the Board of Celtrix in April 1995 and has served as a director of Celtrix since November 1993. He has been a Managing Director of E.M. Warburg, Pincus & Co., Inc. ("Warburg") since January 1994 and has held various other positions at Warburg since 1989. He is also a director of Anergen, Inc., Menley & James Laboratories, Inc., Xomed Surgical Products, Inc., Transkaryotic Therapies, Inc., Oxford GlycoSciences PLC and several privately-held companies.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of seven meetings during the year ended March 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         The Audit Committee of the Board of Directors currently consists of directors Blair and Thomas, the chairman of the Audit Committee. The Audit Committee held one meeting during fiscal 1998. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Compensation Committee of the Board of Directors currently consists of directors Thomas and Blair, the chairman of the Compensation Committee. Dr. Sommer attends Compensation Committee meetings in an unofficial capacity. The Compensation Committee held seven meetings during fiscal 1998. The Compensation Committee is responsible for setting and administering the policies for executive compensation, the Company's 1991 Stock Option Plan and 1991 Employee Stock Purchase Plan and short-term and long-term incentive programs.

         In fiscal 1998, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.

COMPENSATION OF DIRECTORS

         Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. During fiscal 1998, independent non-employee directors Blair and Sherman received a fee of $1,000 for each meeting of the Board of Directors attended. In accordance with internal policies at Warburg, director Thomas does not receive compensation for attending the Company's Board meetings. Independent non-employee directors holding less than 2% of the Company's Common Stock participate in the Company's 1991 Directors' Stock Option Plan (the "Directors' Plan"), pursuant to which such directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in the Directors' Plan. The Company's stockholders are being asked to approve amendments to the Directors' Plan at the Annual Meeting. See Proposal No. 2 below. Additionally, at the discretion of the Board, non-employee directors may also receive option grants under the 1991 Stock Option Plan. During the year ended March 31, 1998, director Blair was granted an option to purchase 3,333 shares of Common Stock of the Company under the Directors' Plan at an exercise price of $2.563 per share; director Sherman was granted an initial option to purchase 10,000 shares under the Directors' Plan and an additional option to purchase 15,000 shares under the 1991 Stock Option Plan, both at an exercise price of $2.25 per share.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.


                                 PROPOSAL NO. 2
               AMENDMENT TO THE 1991 DIRECTORS' STOCK OPTION PLAN

 At the Annual Meeting, stockholders are being asked to approve amendments to the 1991 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares granted to non-employee directors holding less than 2% of the Company's Common Stock ("Eligible Directors") such that the initial stock option granted upon first becoming a new director shall be increased from 10,000 shares to 40,000 shares of Common Stock ("Initial Grant"), and thereafter such Eligible Directors shall be granted a subsequent stock option ("Subsequent Grant") for the purchase of 40,000 shares of Common Stock on January 1st of the fourth year after the Initial Grant or after any Subsequent Grant, as the case may be. Prior to such amendments, the Directors' Plan provided for Subsequent Grants in the amount of 3,333 shares automatically granted on April 1st of each year after the Initial Grant, so long as the director had been on the Board for a period of six months or more. In addition, the vesting of the Directors' Plan options has been amended such that each option granted thereunder, whether an Initial or Subsequent Grant, shall vest at a rate of 1/4th of the total number of shares on the first anniversary of the grant date and 1/48th per month thereafter. Previously, under the Directors' Plan, the Initial Grants vested at a rate of 1/3rd per year on each of the 1st, 2nd and 3rd anniversaries of the grant date and each Subsequent Grant became fully vested on the third anniversary of the Subsequent Grant date. The proposed amendments to the structure of Subsequent Grants under the Directors' Plan will change a non-employee director's accumulation of vested Company stock options (assuming such director remains employed throughout the applicable periods) from having options to purchase 3,333 shares vest each year to having 10,000 shares vest each year, and from such options granted annually and vesting in three years to options granted every four years in increments of 40,000 shares and vesting over four years. The total number of shares of Common Stock reserved for issuance under the Directors' Plan is not being changed by these proposed amendments to the Initial and Subsequent Grants. The Board of Directors adopted these amendments in June 1998, subject to stockholder approval.

         The stockholders are also being asked to consent to the amendment of the Directors' Plan to limit the class of non-employee directors eligible to participate in the plan by excluding those non-employee directors who own two percent (2%) or more of the Company's outstanding Common Stock. The Board of Directors, in approving the amendments for which stockholder approval is now being sought, determined that, since the size of grants under the Directors' Plan was being increased, it was inappropriate to allow non-employee directors who might already own a substantial portion of the Company's securities to benefit from such amendments. Currently, all non-employee directors, even those owning two percent (2%) or more of the Company's outstanding Common Stock, are eligible to participate in the Directors' Plan. However, director Thomas does not participate in the Directors' Plan because of his affiliation with Warburg.

         Assuming adoption of the proposed amendments described herein, the first Subsequent Grant under the Directors' Plan will be made to those non-employee directors who are Eligible Directors on September 10, 1998.

         The Board of Directors believes that in order to attract and retain high caliber directors and to provide them with adequate incentive through their proprietary interest in the Company, it is necessary to amend the Directors' Plan to increase the number of shares subject to the Initial and Subsequent Grants and to make the other changes described above.

GENERAL

         The Directors' Plan was adopted by the Board of Directors and approved by Collagen Corporation as the sole stockholder in January 1991, and 50,000 shares of Common Stock were initially reserved for issuance thereunder. In 1992, the number of shares reserved for issuance under the Directors' Plan was increased by 150,000 shares, to a total of 200,000 reserved shares.

         The Directors' Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company who hold less than 2% of the Company's Capital Stock. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

         Through July 24, 1998, options to purchase an aggregate of 29,999 shares of Common Stock had been granted pursuant to the Directors' Plan, no options had been exercised and options to purchase 29,999 shares remained outstanding at a weighted average exercise price of $2.57 per share.

         The Directors' Plan is not intended to comply with the provisions of
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code") or with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.

SUMMARY OF THE DIRECTORS' PLAN

         The following is a summary of the essential features of the Directors' Plan, as amended by the Board of Directors. The summary, however, does not purport to be a complete description of all the provisions of the Directors' Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal office.

         Purpose

         The purposes of the Directors' Plan are to attract and retain the best available personnel for service as outside directors of the Company and to encourage their continued service on the Board.

         Administration

         The Directors' Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the Board of Directors. The interpretation and construction of any provision of the Directors' Plan by the Board shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Directors' Plan.

         Eligibility

         After giving effect to the proposed amendments described above, the Directors' Plan will provide for the automatic grant of nonstatutory stock options to non-employee directors who hold less than two percent (2%) of the Company's Capital Stock. Each such Eligible Director is automatically granted an Initial Grant to purchase 40,000 shares of Common Stock on the date he or she becomes a director and thereafter, a Subsequent Grant of 40,000 shares of Common Stock on January 1st of the fourth year after the Initial Grant or any Subsequent Grant, as the case may be. The Directors' Plan provides for neither a maximum nor a minimum number of shares that may be granted to any one non-employee director, but does provide for the number of shares that may be included in any grant and the method of making grants.

         Terms of Options

         Options granted under the Directors' Plan have a term of ten years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions:

              (a) Exercise of the Option. After giving effect to the proposed amendments described above, each Initial and Subsequent Grant will become exercisable at the rate of 1/4th of such shares on the first anniversary of the grant date of such option and 1/48th of the original number of shares on each monthly anniversary of the grant date thereafter, while the Eligible Director remains a director of the Company. An optionee may exercise an option by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company. The purchase price is payable by cash, check, an exchange of shares of the Company's Common Stock or a combination thereof.

              (b) Exercise Price. The per share exercise price for the Initial and Subsequent Grants shall be 100% of the fair market value of the Company's Common Stock on the date of grant. The fair market value shall be determined by the Board in its discretion; provided, however, that where the Common Stock is traded on the Nasdaq National Market (as it is currently), the fair market value shall be the closing price on the Nasdaq National Market on the date of grant.

              (c) Termination of Status as a Director. The Directors' Plan provides that if the optionee ceases to be a director of the Company, the option may be exercised within 90 days after the date he or she ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

              (d) Disability. If an optionee is unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability, options may be exercised within 6 months from the date of such termination and may be exercised only to the extent the option was exercisable on the date of termination.

              (e) Death. If an optionee should die (i) while serving as a director to the Company, the options may be exercised within 6 months after the date of death to the extent the options would have been exercisable 6 months after the date of death had the optionee continued living and remained a director of the Company, or (ii) within 30 days after ceasing to serve as a director of the Company, the options may be exercised within 6 months after the date of death to the extent the options would have been exercisable on the date of termination of status as a director.

              (f) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable during the optionee's lifetime only by the optionee or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

              (g) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors or its committee.

         Adjustment Upon Changes in Capitalization, Sale or Merger

         In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, options outstanding under the Directors' Plan shall be assumed or an equivalent option substituted by the successor corporation, unless the successor corporation does not agree to such assumption or substitution, in which case the Board shall provide for optionees to have the right to exercise their options as to all shares subject to such options, including shares as to which the options would not otherwise be exercisable, for a period of 60 days from the date when the optionees are notified of such action, after which such options terminate. In the event of a proposed dissolution or liquidation of the Company, all outstanding options automatically terminate immediately prior to the effective date of the transaction.

         Amendment and Termination of the Plan

         The Board of Directors may amend the Directors' Plan from time to time in such respect as the Board of Directors may deem advisable; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any Directors' Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. The provisions in the Directors' Plan setting forth the number of shares and other terms of the automatic grants may not be amended more than once in a six-month period other than to comport with changes in the Code, ERISA or the rules thereunder. However, no action by the Board of Directors or the stockholders may alter or impair any option previously granted under the Directors' Plan without the consent of the optionee. The Directors' Plan terminates in 2001 (unless terminated at an earlier date by the Board of Directors), provided that any options then outstanding under the Directors' Plan remain outstanding until they expire by their terms.

         Federal Income Tax Aspects of the Directors' Plan

         The following is a brief summary of the federal income tax consequences of transactions under the Directors' Plan based on federal income tax laws in effect on the Record Date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors' Plan.

         Options granted under the Directors' Plan are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under federal tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

       The amendments to the Directors' Plan to (i) the number of shares subject to an Initial Grant shall be increased from 10,000 shares to 40,000 shares of Common Stock; (ii) thereafter that the number of shares subject to each Subsequent Grant shall be increased from 3,333 shares to 40,000 shares of Common Stock; (iii) that each Subsequent Grant shall be granted on January 1st of the fourth year after the Initial Grant or a Subsequent Grant, as the case may be, instead of on April 1st of each year; (iv) that each option granted (whether an Initial or Subsequent Grant) shall vest at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter, and (v) limiting the class of non-employee directors eligible to participate in the Directors' Plan to those who own less than 2% of the Company's outstanding Common Stock require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE DIRECTORS' PLAN TO: (1) INCREASE THE NUMBER OF SHARES SUBJECT TO THE INITIAL GRANT FROM 10,000 SHARES TO 40,000 SHARES OF COMMON STOCK; (2) INCREASE THE NUMBER OF SHARES SUBJECT TO A SUBSEQUENT GRANT FROM 3,333 SHARES TO 40,000 SHARES OF COMMON STOCK; (3) AMEND THE TIMING OF THE SUBSEQUENT GRANTS FROM EVERY YEAR TO EVERY FOURTH YEAR; (4) CHANGE THE VESTING OF THE INITIAL AND SUBSEQUENT GRANTS TO BE 1/4TH AFTER THE FIRST YEAR, AND 1/48TH PER MONTH THEREAFTER, AND
(5) LIMIT THE CLASS OF NON-EMPLOYEE DIRECTORS ELIGIBLE TO PARTICIPATE IN THE DIRECTORS' PLAN TO THOSE WHO OWN LESS THAN 2% OF THE COMPANY'S OUTSTANDING COMMON STOCK. THESE AMENDMENTS REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT AND ENTITLED TO VOTE AT THE MEETING. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.


                                 PROPOSAL NO. 3
               AMENDMENT OF THE 1991 EMPLOYEE STOCK PURCHASE PLAN

         At the Annual Meeting, stockholders are being asked to approve an amendment to the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan") increasing the number of the shares of Common Stock reserved for issuance thereunder by 250,000 shares, to a total of 500,000 shares. The Purchase Plan provides for employee purchases of the Company's Common Stock through accumulated payroll deductions and is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

GENERAL

         The Purchase Plan was adopted by the Board of Directors and approved by Collagen Corporation as the sole stockholder of the Company in January 1991. A total of 50,000 shares of Common Stock were initially reserved for issuance under the Purchase Plan. At the August 1995 Annual Meeting, the stockholders approved an increase of the number of shares reserved for issuance by 200,000 shares to a total of 250,000 shares. In June 1998, the Board of Directors approved, subject to stockholder approval, an increase in number of shares reserved for issuance by an additional 250,000 shares to a total of 500,000 shares. The Purchase Plan is not a qualified deferred compensation plan under
Section 401 (a) of the Code, and is not subject to the provisions of ERISA.

         As of July 24, 1998, a total of 176,880 shares were issued to the Company's employees and 73,120 shares remain available for issuance. As of July 24, 1998, approximately 83 employees were eligible to participate in the Purchase Plan; of these, 30 were participating.

SUMMARY OF THE PURCHASE PLAN

The essential features of the Purchase Plan, as amended by the Board of Directors, are outlined below. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal office.

         Purpose

         The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Company believes the Purchase Plan furthers its goal of encouraging equity ownership by Company employees as an incentive for employees to maximize the success of the Company.

         Administration

         The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants. The Purchase Plan is currently being administered by the Compensation Committee. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

         Eligibility

         Any person who is employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan after a period of service with the Company as defined in the Purchase Plan, provided that the employee has been continuously employed as an employee for three (3) months on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. See "Purchase of Stock; Exercise of Option."

         Offering Dates

         In general, the Purchase Plan is implemented by a series of offering periods with a new offering period commencing on January 1 of each year. In the case of an individual who becomes an eligible employee after the first business day of an offering period, but prior to the first business day of the last calendar quarter of such offering period, the offering date shall be the first business day of the calendar quarter coinciding with or succeeding the day on which the individual becomes an eligible employee. The Board of Directors has the power to change the duration and/or frequency of the offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

         Participation in the Plan

         Eligible employees may participate in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Office of Human Resources prior to the applicable offering date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering. The subscription agreement authorizes payroll deductions of up to 10% of the participant's eligible compensation on the date of the purchase.

         Purchase Price

         The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock on either the first or last day of the offering period. The fair market value shall be the closing price of the Common Stock on the Nasdaq National Market as of such date.

         Payment of Purchase Price; Payroll Deductions

         The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to ten percent (10%) of a participant's eligible compensation received on each pay day during the offering period. Eligible compensation is defined in the Purchase Plan to mean all regular straight time gross earnings, excluding payments for overtime, shift premium, incentive compensation, bonuses, commissions and other compensation. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period prior to an exercise date, or may on one occasion only during the offering period decrease the rate of his or her payroll deductions by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the offering date and shall end on the last payroll paid on or prior to the exercise date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant. See "Withdrawal" below. No interest accrues on the payroll deductions of a participant in the Purchase Plan.

         Purchase of Stock; Exercise of Option

         By executing a subscription agreement to participate in the Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering period is the number determined by dividing $25,000 by the fair market value of one share of the Company's Common Stock on the offering date. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant's total payroll deductions accumulated during each annual exercise period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of the Common Stock on the applicable exercise date (the last day of the offering period). See "Payment of Purchase Price; Payroll Deductions" for additional limitations on payroll deductions. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of each offering period at the applicable price. See "Withdrawal" below. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

         Withdrawal

         A participant may withdraw all but not less than all the Contributions credited to his or her account under the Purchase Plan at any time prior to the exercise date of an offering period by giving written notice to the Company. All of the participant's contributions credited to his or her account will be paid to him or her, without interest, promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further contributions for the purchase of shares will be made during the offering period.

         Termination of Employment

         Upon termination of the participant's continuous status as an employee prior to the exercise date of an offering period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

         In the event an employee fails to remain in continuous status as an employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to his or her account will be returned to him or her, without interest, and his or her option terminated.

         Adjustment upon Changes in Capitalization

         In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the Purchase Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

         In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option substituted by the successor corporation, unless the Board or its committee determines, in its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new exercise date. If the Board or its committee chooses to shorten an offering period and set a new exercise date, each participant in the Purchase Plan would be given written notice 10 days prior to the new exercise date that his or her option would be automatically exercised on the new exercise date unless such participant withdrew from the Purchase Plan prior to such date.

         Nontransferability

         No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

         During his or her lifetime, a participant's option to purchase shares under the Purchase Plan may be exercised only by him or her. A participant may, however, file a written designation of a beneficiary who is to receive (i) shares and cash, if any, from the participant's account under the Purchase Plan in the event of such participant's death subsequent to the end of an offering period but prior to delivery to him or her of such shares and cash, or (ii) any cash from the participant's account in the event of such participant's death prior to the end of the offering period then underway. If a participant is married and his or her designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.

         Reports

         Individual accounts will be maintained for each participant in the Purchase Plan. Each participant shall receive at least annually a report of such participant's account setting forth the total amount of payroll deductions accumulated, the per share purchase price and the number shares purchased and the remaining cash balance, if any.

         Amendment and Termination of the Plan

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in any option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit a new class of employees to participate in the Purchase Plan or make any other change to the Purchase Plan for which stockholder approval is required to comply with Section 16 of the Exchange Act, Rule 16b-3 promulgated thereunder or under Section 423 of the Code (or any successor rule thereto).

         Federal Income Tax Aspects of the Employee Stock Purchase Plan

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount which depends upon how long the participant has held the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

         The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan. This summary does not address any tax consequences to the participant upon his or her death or as a result of the application of tax laws of any state or foreign country in which the participant may reside. Reference should be made to the applicable provisions of the Code and individual participants are encouraged to consult their own tax advisors in connection with any transaction involving the purchase of stock under the Purchase Plan or any disposition thereof.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the Annual Meeting is required to approve the amendment to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

BY 250,000 SHARES TO A TOTAL OF 500,000 SHARES. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.


                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         In December 1997, the Board of Directors approved changing the Company's fiscal year from March 31 to December 31, effective December 31, 1998. The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since its incorporation (December
1990), and previously audited the financial statements of the Company as a division of Collagen Corporation, and as a division of a former Collagen subsidiary. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of July 24, 1998, as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each nominee for the Company's Board of Directors, (iii) each of the executive officers named in the Summary Compensation Table on page 22 , and (iv) all current directors and executive officers as a group.

                                                                              SHARES BENEFICIALLY OWNED (1)
                                                                            ---------------------------------
         5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS, AND
                DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                     NUMBER            PERCENT (2)
        ------------------------------------------------------------        ---------------       -----------
        Warburg, Pincus Investors, L.P. (3)........................           4,330,330             19.5%
        466 Lexington Avenue, Tenth Floor
        New York, NY  10017

        Genzyme Corporation........................................           3,023,217              14.4%
        One Kendall Square
        Cambridge, MA  02139

        Dawson-Samberg Capital Management, Inc.(4).................           2,576,032              11.8%
        354 Pequot Avenue
        Southport, CT  06490

        Biotechnology Development Fund, L.P.(5)....................           1,920,774               8.8%
        575 High Street, Suite 201
        Palo Alto, CA  94301

        Henry E. Blair (6).........................................           3,038,217             14.4%
        One Kendall Square
        Cambridge, MA  02139

        Malcolm J. McKay, Ph.D.(7).................................              47,017                *

        David M. Rosen, Ph.D.(7)...................................             101,739                *

        Barry M. Sherman, M.D. (8).................................               3,000                *

        Andreas Sommer, Ph.D. (7)..................................             287,111               1.4%

        James E. Thomas (9)........................................           4,330,330              19.5%
        466 Lexington Avenue, Tenth Floor
        New York, NY  10017

        All directors and executive officers as a group
        (7 persons) (10)...........................................             485,967               2.3%


---------------------

        * Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Percentage of ownership is based on 21,061,053 shares of Common Stock outstanding on July 24, 1998. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within 60 days after July 24, 1998. Shares issuable pursuant to warrants and stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

(3) Warburg, Pincus Investors, L.P. ("WPI") is a Delaware limited partnership whose sole general partner is Warburg, Pincus & Co., a New York general partnership ("WP"). E. M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WP. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPI, has a 20% interest in the profits of WPI. Mr. James E. Thomas, Chairman of the Board of Directors of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminable portion of the shares beneficially owned by WPI and WP. The number of shares beneficially owned include a warrant for the purchase of 687,155 shares of Common Stock at an exercise price of $9.00 which expires on November 17, 1998, and a warrant for the purchase of 461,443 shares of Common Stock at an exercise price of $2.68 which expires on April 1, 2000.

(4) Includes 2,184,456 shares held by Pequot Private Equity Fund, L.P. (of which 728,152 shares are issuable upon exercise of a warrant at an exercise price of $2.68 and which expires on April 1, 2000), 276,576 shares held by Pequot Offshore Private Equity Fund, Inc. (of which 92,192 shares are issuable upon exercise of a warrant at an exercise price of $2.68 and which expires on April 1, 2000), and 115,000 shares held by Pequot Scout Fund, L.P.

(5) Includes a warrant for the purchase of 615,258 shares of Common Stock at an exercise price of $2.68 which expires on April 1, 2000. Also includes an option to purchase 75,000 shares of Common Stock at an exercise price of $2.438 per share which expires on April 1, 2000.

(6) 3,023,217 of the shares indicated as owned by Mr. Blair are owned directly by Genzyme Corporation ("Genzyme") and are included because Mr. Blair is a member of the Board of Directors of Genzyme. Mr. Blair disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. Also, includes 10,000 shares issuable upon exercise of options exercisable within 60 days after July 24, 1998. See "Election of Directors -- Nominees."

(7) As to each of Dr. McKay, Dr. Rosen and Dr. Sommer, includes 45,200, 98,835, and 265,650 shares, respectively, issuable upon exercise of options exercisable within 60 days after July 24, 1998.

(8) Represents 3,000 shares issuable upon exercise of options exercisable within 60 days after July 24, 1998.

(9) All of the shares indicated as owned by Mr. Thomas are owned directly by Warburg, Pincus Investors ("WPI") and are included because Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminable portion of the shares beneficially owned by WPI and WP. Mr. Thomas disclaims "beneficial ownership" of these shares, except to extent of his pecuniary interest in such funds within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. See "Election of Directors -- Nominees."

(10) Includes 454,785 shares issuable upon exercise of options held by officers and directors exercisable within 60 days after July 24, 1998, including shares issuable upon exercise of options held by the officers and directors named in the foregoing table, but excludes such shares for which beneficial ownership is disclaimed within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.


                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table shows the compensation received by the Chief Executive Officer and the most highly compensated executive officers of the Company earning over $100,000 for the fiscal year ended March 31, 1998, and the compensation received by each such individual for the Company's two prior fiscal years.

                                                                                                    Long Term
                                                        Annual Compensation (1)                   Compensation
                                                                                                   Awards (1)
                                                     ----------------------------------       -------------------------
                                         Fiscal                                               Securities Underlying
     Name and Principal Position          Year          Salary (2)             Bonus              Options/SARS Granted
-------------------------------------   -------      -------------        --------------      -------------------------

Andreas Sommer                            1998         $251,100             $56,250 (3)             170,000
   Chief Executive Officer, President     1997         $212,925             $40,000 (4)                  --
    and Director                          1996         $188,116                                     147,500

Malcolm J. McKay (5)                      1998         $144,242             $21,750 (3)              80,000
    Vice President, Regulatory            1997         $78,587              $25,000 (4)              50,000
    Affairs and Quality Assurance

David M. Rosen (6)                        1998         $154,074             $23,250 (3)             100,000
   Vice President, Research and           1997         $136,463             $25,000 (4)                  --
    Development                           1996         $123,719                                      76,250



----------------------

(1) Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.

(2) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Celtrix's retirement savings plan ("the 401(k) Plan").

(3) Includes amounts earned as of March 31, 1998 related to achieving certain corporate milestones during fiscal year 1998. The awards were paid in April 1998.

(4) Includes amounts earned as of March 31, 1997 related to meeting certain corporate milestones. The awards were paid in April 1997.

(5) Dr. McKay was hired by the Company in August 1996 as Vice President of Regulatory Affairs and Quality Assurance.

(6) Dr. Rosen was appointed Senior Vice President of Research and Development in April 1998.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended March 31, 1998, and the potential realizable value of such options.

                                Individual Grants

                                                                                                 Potential
                                                                                            Realizable Value at
                                                                                              Assumed Annual
                                                                                           Rates of Stock Price
                                                                                             Appreciation for
                                           Percent of Total                                   10-Year Option
                     Number of Securities   Options Granted    Exercise                          Term (3)
                      Underlying Options     to Employees       Price      Expiration    ------------------------
       Name              Granted (1)        in Fiscal Year    Per Share       Date          5%            10%
                                                  (2)
-----------------    --------------------  ----------------   ----------   ----------    ----------    ----------

Andreas Sommer             100,000                10.3%         $2.563       4/9/07       $161,213      $408,542
                            70,000                 7.2%         $2.063       2/18/08       $90,834      $230,190

Malcolm J. McKay            50,000                 5.2%         $2.563       4/9/07        $80,606      $204,271
                            30,000                 3.1%         $2.063       2/18/08       $38,929      $98,653

David M. Rosen              50,000                 5.2%         $2.563       4/9/07        $80,606      $204,271
                            50,000                 5.2%         $2.063       2/18/08       $64,881      $164,421

-----------------------

(1) Consist of ISO's granted pursuant to the Company's 1991 Stock Option Plan, of which 12% are exercisable six months from the grant date and 2% are exercisable per month thereafter. The maximum term of each option granted is 10 years from the date of grant. The exercise price is equal to the market value of the stock on the grant date.

(2) Based on an aggregate total of 970,450 options granted to employees in fiscal year 1998.

(3) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise, if any. In accordance with regulations of the Securities and Exchange Commission, these amounts represent assumed rates of annual compounded stock price appreciation of five percent and ten percent from the date the options were granted over the full ten-year option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock, as well as optionee's continued employment through the vesting period. There is no assurance that the amounts reflected will be realized.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information for the named executive officers with respect to exercises, during the fiscal year ended March 31, 1998, of options to purchase Common Stock of the Company, and the number and value of unexercised options at fiscal year end.

                                                                                                 Value of
                                                                      Number of                 Unexercised
                                                                     Unexercised               In-the-Money
                                                                      Options at                  Options
                                 Shares                            Fiscal Year-End          at Fiscal Year-End
                                Acquired            Value           (Exercisable/              (Exercisable/
          Name                 On Exercise        Realized          Unexercisable)          Unexercisable) (1)
--------------------------  ------------------  --------------  -----------------------  ------------------------
Andreas Sommer                       0               $0         217,950 / 227,050           $108,743 / $114,172
Malcolm J. McKay                     0               $0         29,000 / 101,000             $9,500 / $44,250
David M. Rosen                       0               $0         76,075 / 123,925             $41,648 / $64,650


-----------------

(1) The fair market value of Celtrix's Common Stock as reported on the Nasdaq National Market at the close of business on March 31, 1998 was $2.813 per share. The value of unexercised-in-the-money options represents any positive spread between the exercise price of the stock options and the market value of Celtrix's Common Stock on March 31, 1998.


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for setting and administering the policies for executive salaries and short-term and long-term incentive programs. The Committee currently consists of Henry E. Blair and James E. Thomas, non-employee directors of Celtrix. Andreas Sommer, the Company's President and CEO, attends meetings of the Compensation Committee in an unofficial capacity.

Compensation Philosophy

         The executive compensation program is designed to motivate and retain executives of outstanding ability who contribute to the long-term success of the Company and is based on the following guiding principles:

         - Integrate executives' compensation with accomplishment of the Company's strategic plan and business objectives.

         - Provide a compensation package that is competitive with comparable companies in the biotechnology industry.

         - Assure that executives are focused on the enhancement of stockholder value.

Compensation Program

         Compensation for the Company's Chief Executive Officer ("CEO") and other officers is based on individual performance as measured against clearly defined corporate objectives. The Board of Directors approves corporate objectives at the beginning of the fiscal year and reviews progress throughout the year. The Compensation Committee determines executive compensation based on the accomplishment of those objectives. Corporate objectives for fiscal 1998 were identified in the areas of product development, strategic corporate alliances, and financing milestones. Executives' performance was measured against these specific objectives.

         The primary components of executives' compensation are (1) base salary,
(2) long-term equity incentives, and (3) cash bonus. The Committee's goal in setting annual base salaries is to be at the median salary level for similar positions in companies of comparable size, geographic location (San Francisco Bay Area) and industry sector (biopharmaceuticals) within the biotechnology industry. To determine these levels, the Committee refers to compensation survey data from a select group of companies participating in the Radford Biotechnology Salary Survey. All of these companies are also in the Nasdaq Pharmaceutical Stocks Index used in the Company's Stock Price Performance Graph set forth in the Proxy Statement. Each year, the list of companies participating in the survey is reviewed, and additions or deletions are made to the select group of companies based on the three criteria used (size, geographic location, industry sector).

         Stock option awards are intended to align the interests of the executives with those of the stockholders and provide significant incentive to meet the Company's long-term goals and enhance stockholder value. Stock options are granted at fair market value and vest over a 50-month period. In determining the size of the option grants, several factors are considered: size of previous awards made to executives, competitive practices at similar companies within the industry and perceived long-term contribution.

         In addition to the award of stock options, the Compensation Committee also awarded cash bonuses to the officers in April 1997 in recognition of each individual's unique contribution with respect to attainment of certain Company and individual milestones. When evaluating and deciding on cash bonuses, the Compensation Committee gives consideration to the individual's contribution towards the Company's success and for progress made towards the development of pharmaceutical products. Accordingly, in March 1998, the Compensation Committee approved cash bonuses to officers and certain senior managers for their achievement of company objectives during fiscal 1998; the bonuses were paid in April 1998.

Compensation of the Chief Executive Officer

         The CEO's compensation is determined based on a number of factors, including comparative salaries of CEOs of the select group of companies identified above, the CEO's individual performance and the Company's performance as measured against the stated objectives discussed above. Current base salary for the CEO is in line with the median for similarly situated executives in other companies of comparable size in the biotechnology industry. The CEO's total compensation package includes stock option grants and cash bonus with the goal of motivating leadership for long-term Company success and providing significant reward upon achievement of Company objectives and enhancing stockholder value. As with other executives, size of option grants is also based on a review of competitive survey data.

Deductibility of Executive Compensation

         The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Option Plan will meet the requirements for the "performance-based" exemption of Section 162(m), the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

         From the members of the Compensation Committee of Celtrix:

                 COMPENSATION COMMITTEE

                 Henry E. Blair - Chairman
                 James E. Thomas




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Sommer, the Company's President and CEO, while not a member of the Company's Compensation Committee, attends all meetings of the Compensation Committee in an unofficial capacity. He does not vote on any matters on which action is being taken by the Compensation Committee.


                                PERFORMANCE GRAPH

         The following graph summarizes cumulative total stockholder return data (assuming reinvestment of dividends) for the period commencing on March 31, 1993 and ending on March 31, 1998. The graph assumes that $100 was invested on March 31, 1993 (i) in the Common Stock of Celtrix Pharmaceuticals, Inc. at a price per share of $6.88, (ii) in the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) in the Nasdaq Pharmaceutical Stocks Index. The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

-------------------------------------------------------------------------------------------------------------------------------
                                   3/31/93       4/30/93       5/31/93       6/30/93       7/31/93       8/31/93
-------------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      222.004       212.499       225.199       226.249       226.454       238.183
NASDAQ TOTAL..................          100    95.7185456    101.439163    101.912128    102.004468    107.287707
Nasdaq Pharm. ................      231.996       234.433       244.007       244.488       237.474       250.126
NASDAQ PHARM..................          100    101.050449    105.190176    105.384576    102.361248     107.81479
Celtrix stock price...........        $6.88         $8.00         $7.50         $7.75         $7.00         $7.25
CELTRIX.......................          100    116.363638    109.090909    112.727273    101.818182    105.454545

-------------------------------------------------------------------------------------------------------------------------------
                                   9/30/93      10/31/93      11/30/93      12/31/93       1/31/94       2/28/94       3/31/94
-------------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      245.252       250.761       243.242        250.01       257.603       255.225       235.343
NASDAQ TOTAL..................   110.471883     112.95337    109.566494    112.615088    116.035297    114.964145     106.00845
Nasdaq Pharm. ................      265.059       288.499       282.169       287.262       295.998       269.351       234.297
NASDAQ PHARM..................   114.251539    124.355161    121.626666    123.821962    127.587545    110.101571    100.991827
Celtrix stock price...........        $7.38         $9.75        $10.38        $11.00         $9.13         $7.00         $7.38
CELTRIX.......................   107.272727    141.818182    150.909091           160    132.727273    101.818182    107.272727

--------------------------------------------------------------------------------------------------------------------
                             4/30/94       5/31/94          6/30/94         7/31/94         8/31/94         9/30/94
--------------------------------------------------------------------------------------------------------------------
Nasdaq Stock...........        232.29         232.871         224.382         228.982         243.572        242.952
NASDAQ TOTAL...........   104.6332499     104.8949568     101.0711519     103.1431866     109.7151403     109.435866
Nasdaq Pharm...........       224.872         221.836         204.509         210.696         233.559        230.336
NASDAQ PHARM...........    96.9292574     95.62061415      88.1519509     90.81880722     100.6737185    99.28447042
Celtrix stock price.... $        6.00   $        6.88   $        6.25   $        6.00   $        7.88  $        7.13
CELTRIX................   87.27272727             100     90.90909091     87.27272727     114.5454545    103.6363636

---------------------------------------------------------------------------------------------------------------------
                            10/31/94         11/30/94        12/31/94         1/31/95        2/28/95         3/31/95
---------------------------------------------------------------------------------------------------------------------
Nasdaq Stock...........       247.686         239.446         240.179         241.515        254.232         261.641
NASDAQ TOTAL...........     111.56826     107.8566152     108.1867894     108.7885804    114.5168556     117.8541828
Nasdaq Pharm...........       222.465         223.446         216.205         228.174        236.794         233.405
NASDAQ PHARM...........   95.89173951     96.31459163     93.19341713      98.3525578    102.0681391     100.6073381
Celtrix stock price.... $        2.44   $        3.00   $        2.63   $        2.75  $        1.88   $        1.50
CELTRIX................   35.45454545     43.63636364     38.18181818              40    27.27272727     21.81818182

----------------------------------------------------------------------------------------------------------------------
                            4/28/95           5/31/95         6/30/95         7/31/95         8/31/95         9/30/95
----------------------------------------------------------------------------------------------------------------------
Nasdaq Stock..........        270.035         277.104         299.106         320.672         327.276         341.659
NASDAQ TOTAL..........    121.6351958     124.8193726     134.7300049     144.4442442     147.4189654     153.8976775
Nasdaq Pharm..........        239.962         242.986         271.456         294.828         329.698          339.11
NASDAQ PHARM..........    103.4336799     104.7371506     117.0089139     127.0832256     142.1136571     146.1706236
Celtrix stock price...  $        1.38   $        1.62   $        2.56   $        2.50   $        2.38   $        2.44
CELTRIX...............    20.07272727     23.56363636     37.23636364     36.36363636     34.61818182     35.49090909

---------------------------------------------------------------------------------------------------------------------
                             10/31/95        11/30/95        12/31/95         1/31/96         2/29/96         3/31/96
---------------------------------------------------------------------------------------------------------------------
Nasdaq Stock..........        339.711         347.658         345.795         347.384         360.647         361.794
NASDAQ TOTAL..........    153.0202159     156.5998811      155.760707     156.4764599     162.4506766     162.9673339
Nasdaq Pharm..........        326.433         342.812         395.456         429.353         421.538         411.597
NASDAQ PHARM..........    140.7063053     147.7663408     170.4581113     185.0691391     181.7005466     177.4155589
Celtrix stock price...  $        2.00   $        1.81   $        2.56   $        2.25   $        2.44   $        2.50
CELTRIX...............    29.09090909     26.32727273     37.23636364     32.72727273     35.49090909     36.36363636

-----------------------------------------------------------------------------------------------------------------
                                   4/30/96       5/31/96       6/30/96       7/31/96       8/31/96       9/30/96
-----------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      391.904       409.903       391.419       356.557       376.531       405.331
NASDAQ TOTAL..................   176.530153    184.637664    176.311688    160.608367    169.605503    182.578242
Nasdaq Pharm..................      432.851       447.508       399.817       356.293       382.113         408.6
NASDAQ PHARM..................   186.576924    192.894705    172.337885    153.577217    164.706719    176.209935
Celtrix stock price...........        $2.44         $3.38         $3.38         $2.38         $2.25         $2.44
CELTRIX.......................   35.4618162    49.0909091    49.0909091    34.5454545    32.7272727    35.4618182

-----------------------------------------------------------------------------------------------------------------
                                   10/31/96      11/30/96      12/31/96      1/31/97       2/28/97       3/31/97
-----------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      400.853       425.641       425.197      455.336        430.22       402.211
NASDAQ TOTAL..................   180.561161    191.726728    191.526729   205.102611    193.790202    181.172862
Nasdaq Pharm..................      390.351       384.786       396.609      429.835       432.718       376.676
NASDAQ PHARM..................   168.257642    165.858894    170.955103   185.276901    186.519593    162.363144
Celtrix stock price...........        $1.88         $2.06         $2.00        $3.50         $3.00         $2.44
CELTRIX.......................   27.2727273    30.0072727    29.0909091   50.9090909    43.6363636    35.4616182

-----------------------------------------------------------------------------------------------------------------
                                   4/30/97       5/30/97       6/30/97       7/31/97       8/29/97       9/30/97
-----------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      414.486       461.476       475.597       525.801       525.001       556.061
NASDAQ TOTAL..................   186.702041    207.868327    214.229023     236.84303    236.482676    250.473415
(Divided by 3/31/93 x 100)
Nasdaq Pharm..................      354.392       407.799       406.693        418.27         413.3         456.2
NASDAQ PHARM..................   152.757806    175.778462    175.301729    180.291902    178.149623    196.641321
(Divided by 3/31/93 x 100)
Celtrix stock price...........        $2.00         $3.00         $2.31         $2.38         $2.06         $2.63
CELTRIX.......................   29.0909091    43.6363636    33.6436364    34.5454545    30.0072727    38.1818182
(Divided by 3/31/93 X 100)

-----------------------------------------------------------------------------------------------------------------
                                  10/31/97      11/30/97      12/31/97       1/31/98       2/27/98       3/31/98
-----------------------------------------------------------------------------------------------------------------
Nasdaq Stock..................      527.276       529.917       521.608       538.166       588.713        610.43
NASDAQ TOTAL..................   237.507432    238.697051    234.954325    242.412749    265.181258    274.963514
(Divided by 3/31/93 x 100)
Nasdaq Pharm..................      432.979       419.508       409.572       405.797       419.031       450.596
NASDAQ PHARM..................   186.632097    180.825531    176.542699    174.915516    180.619924    194.225763
(Divided by 3/31/93 x 100)
Celtrix stock price...........        $2.13         $2.38         $1.81         $1.81         $2.88         $2.69
CELTRIX.......................   30.9090909    34.5454545    26.3709091    26.3709091    41.8181818    39.0981818
(Divided by 3/31/93 X 100)

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         In April 1997, Celtrix sold 5,721,876 shares of Common Stock in a private placement at $2.438 per share, which resulted in net proceeds to the Company of approximately $13.3 million. Additionally, the Company issued a three-year warrant to purchase 2,860,934 shares of Celtrix Common Stock at $2.682 per share, exercisable if the shares of stock are held for at least one year. As of March 31, 1998, 2,758,391 shares of warrants are outstanding (102,543 shares were canceled as a result of sale of stock prior to the required holding period). Purchasers in the offering included the following holders of more than 5% of the Company's outstanding Common Stock: Warburg Pincus Investors, L.P., Dawson-Samberg Capital Management , Inc. (through the Pequot Private Equity and Pequot Offshore Private Equity funds), and Biotechnology Development Fund, L.P. In connection with the private placement, the Company paid BioAsia LLC, an affiliate of the Biotechnology Development Fund, fees and expenses of approximately $538,000 and granted BioAsia a nonstatutory stock option pursuant to the 1991 Stock Option Plan for 75,000 shares of Common Stock at an exercise price of $2.438 per share.

         In January 1997, the Company entered into a two-year employment agreement with Andreas Sommer which provides in pertinent part for annual compensation of $215,000 as subsequently adjusted by the Compensation Committee, and up to 18 months severance and forgiveness of the loan described in the next paragraph, in the event of termination of employment under certain circumstances.

         In January 1992, the Company loaned Dr. Sommer $60,000 to pay income taxes associated with Dr. Sommer's exercise of his options to purchase BioGrowth Common Stock. The loan is secured by Dr. Sommer's Celtrix stock and bears interest at the rate of 5.12% per annum, with a due date of January 1999. As of July 24, 1998, the amount of indebtedness under such loan was $80,926 and the maximum amount owed under such loan during the fiscal year ended March 31, 1998 was $79,864.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         The Company believes that the transactions set forth above are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future material transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations from officers and directors that no other reports were required, during the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent stockholders were complied with.


                             DEADLINE FOR RECEIPT OF
                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 26, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.



                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                           FOR THE BOARD OF DIRECTORS

                           CRAIG W. JOHNSON, Secretary

Dated:  July 29, 1998

                          CELTRIX PHARMACEUTICALS, INC.
                        1991 DIRECTORS' STOCK OPTION PLAN

          (as amended by the Board of Directors effective May 11, 1992) (as amended by the Board of Directors effective June 9, 1998)


         1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                  All options granted hereunder shall be "nonstatutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board"  shall mean the Board of Directors of the Company.

                  (b) "Common Stock" shall mean the Common Stock of the Company.

                  (c) "Company" shall mean Celtrix Pharmaceuticals, Inc., a Delaware corporation.

                  (d) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                  (e) "Director" shall mean a member of the Board.

                  (f) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Option" shall mean a stock option granted pursuant to the Plan.

                  (i) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (j) "Optionee" shall mean an Outside Director who receives an Option.

                  (k) "Outside Director" shall mean a Director who is not an Employee and who does not beneficially own two percent (2%) or more of the outstanding Common Stock of the Company.

                  (l) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (m) "Plan" shall mean this 1991 Directors' Stock Option Plan.

                  (n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (o) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 200,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                           (i) No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                           (ii) Each Outside Director shall be automatically
granted an Option to purchase 40,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

                           (iii) After the First Option has been granted to an
Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase an additional 40,000 Shares (a "Subsequent Option") on January 1 on the fourth year after the grant of the First Option or each Subsequent Option, as the case may be. In addition, a Subsequent Option shall be automatically granted to each Outside Director who was a Director on September 10, 1998.

                           (iv) Notwithstanding the provisions of subsections
(ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                           (v) Notwithstanding the provisions of subsections
(ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

                           (vi) The terms of both the First and Subsequent
Options granted hereunder shall be as follows:

                                    (A) the term shall be ten (10) years.

                                    (B) the Option shall be exercisable only
while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                                    (C) the exercise price per Share shall be
100% of the fair market value per Share on the date of grant of the Option.

                                    (D) the Option shall become exercisable in
installments cumulatively as to 1/4th of such Shares on the first anniversary of the grant date and 1/48th of the original number of Shares on each monthly anniversary of the grant date thereafter.


                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine, upon review of relevant information and in accordance with
Section 8(b) of the

Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

                  (e) Suspension or Termination of Option. If the President or his designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

         8. Exercise Price and Consideration.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

                  (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq) or, in the event the Common Stock is traded on the Nasdaq System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                  (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired by the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

         9. Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of

Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 4(b) has expired. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event a Director is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may, but only within six (6) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 4(b) has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.


                  (d) Death of Optionee. In the event of the death of an
Optionee:

                           (i) during the term of the Option who is, at the time
of his death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status a Director for six (6) months after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 4(b) has expired.

                           (ii) within thirty (30) days after the termination of
Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 4(b) has expired.

         10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent Option, the Board shall, in lieu of such assumption or substitution, provide that the Optionee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable, or that the restrictions on unvested Shares shall be removed, as the case may be. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         17.      Stockholder Approval.

                  (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such stockholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

                  (b) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

         18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to stockholders, proxy statements and other information provided to all stockholders of the Company.

                          CELTRIX PHARMACEUTICALS, INC.
                        1991 EMPLOYEE STOCK PURCHASE PLAN

                          (amended as of May 10, 1991)
                        (amended as of November 11, 1993)
                        (amended as of January 26, 1995)
                          (amended as of June 9, 1998)


         The following constitute the provisions of the Employee Stock Purchase Plan of Celtrix Pharmaceuticals, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deduction. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company.

                  (d) "Company" shall mean Celtrix Pharmaceuticals Inc., a Delaware corporation.

                  (e) "Compensation" shall mean all regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

                  (f) "Continuous Status As An Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

                  (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (i) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

                  (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the last calendar quarter of such Offering Period, the term "Offering Date" shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

                           Options granted after the first business day of an
offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

                  (1) "Offering Period" shall mean a period of twelve (12) months.

                  (m) "Plan" shall mean this Employee Stock Purchase Plan.

                  (n) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its

Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on January 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Sections 19 and 22 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

                  (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

         6.       Method of Payment of Contributions.

                  (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

                  (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement within the ten (10) day period immediately preceding the beginning of any calendar quarter during the Offering Period. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new subscription agreement.

                  (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

         7.       Grant of Option.

                  (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

         10. Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the offering Period.

                  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

                  (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amount remaining in an employee's account not applied to the purchase of stock pursuant to this
Section 12(a) shall be refunded to the employee on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

                  (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 promulgated thereunder.

         14. Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

         16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan became effective upon its adoption by the Board of Directors in January 1991 and shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

         23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         24. Severability. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or any action by the administrator of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the administrator of the Plan.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CELTRIX PHARMACEUTICALS, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of Celtrix Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 29, 1998 and hereby appoints Andreas Sommer and Donald D. Huffman or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. to be held on September 10, 1998, at 10:00 a.m., local time, at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE APPROVAL OF AMENDMENTS TO THE 1991 DIRECTORS' STOCK OPTION TO INCREASE THE NUMBER OF SHARES AUTOMATICALLY GRANTED TO NON-EMPLOYEE DIRECTORS AND TO AMEND THE TIMING AND VESTING OF SUCH OPTIONS; (3) FOR THE APPROVAL OF AN AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED THEREUNDER BY 250,000 SHARES TO A TOTAL OF 500,000 SHARES; (4) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

CELTRIX PHARMACEUTICALS, INC.
P.O. BOX 11247
NEW YORK, N.Y. 10203-0247

(continued and to be dated and signed on the reverse side.)

                             Detach Proxy Card Here

1. ELECTION OF DIRECTORS:

   FOR all nominees           WITHHOLD authority to vote             Exceptions*
   listed below      / /      for all nominees listed below / /              / /

   Nominees: Henry E. Blair, Barry M. Sherman, M.D.; Andreas Sommer, Ph.D.; James E. Thomas
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space in the space provided below.)
   *Exceptions _______________________________________________________________

2. PROPOSALS TO APPROVE AMENDMENTS TO THE 1991 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES WHICH ARE AUTOMATICALLY GRANTED TO
   NON-EMPLOYEE DIRECTORS (BOTH INITIALLY AND IN SUBSEQUENT GRANTS) AND TO AMEND THE TIMING AND VESTING OF SUCH OPTIONS.

           FOR  / /               AGAINST  / /               ABSTAIN  / /

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES TO A TOTAL OF 500,000 SHARES.

           FOR  / /               AGAINST  / /               ABSTAIN  / /

4. PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 1998.

           FOR  / /               AGAINST  / /               ABSTAIN  / /

5. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Address Change and/or Comments   / /

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: __________________________, 1998


_______________________________________
                Signature

_______________________________________
                Signature

Votes MUST be indicated
(X) in Black or Blue ink.

Sign, Date and Return the Proxy Card Promptly Listed Using the Enclosed
Envelope.